UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 3, 2008
TOPSPIN MEDICAL, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	333-144472 (Commission File Number)	510394637 (I.R.S. Employer Identification Number)

Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod, Israel	71291
(Address of Principal Executive Offices)	(Zip Code)
972-8-9200033
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Accelerate of Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     In November of 2006, Topspin Medical, Inc. (the “Company”) issued NIS 50,000,000 of Series A Convertible Bonds and NIS 25,000,000 Series 2 Warrants in consideration for gross proceeds of NIS 47,500,000 (approximately $14,251,00), which were subsequently replaced on July 10, 2007, pursuant to an indenture agreement (the “Indenture”), with new Series A Convertible Bonds due November 30, 2009 that were listed for trading on the Tel Aviv Stock Exchange (the “Series A Bonds”). Wilmington Trust Company is the Trustee and Ziv Haft Trust Company is the Co-Trustee under the Indenture.
     In April 2008, the Company issued a report (the “April Report”) describing the Company’s intended shift in operational focus from cardiology products to urology products; the April Report was disclosed in a previous Current Report on Form 8-K dated April 27, 2008. Following this disclosure, the Co-Trustee convened a meeting of the holders of the Series A Bonds (the “Bondholders”) on June 1, 2008, to determine whether the filing of the April Report and the information contained therein constitute an event of default under Section 7.07 of the Indenture (a “Default”). At the June 1, 2008 meeting, the Bondholders determined that a Default had occurred. On June 3, 2008, the Co-Trustee gave formal notice that a Default had occurred and that a meeting of the Bondholders will be held on June 12, 2008 to discuss possible resolutions of the alleged Default, including the possibility of acceleration of all of the debt such that it is required to be paid immediately. In the event that the Bondholders choose to accelerate the debt evidenced by the Series A Bonds, the Company would be required to make payments in the amount of NIS 50,000,000 (approximately $15,001,500), which amount includes the interest accrued on the principal through the date of the redemption.
     The Company strongly rejects the Co-Trustee’s method of determining whether a Default had occurred under the Indenture as well as the ultimate determination that a Default had occurred. In response to the determination of the Bondholders and the Co-Trustee, the Company filed a petition for declaratory relief (the “Petition”) in the Court of Chancery of the State of Delaware (the “Court”) on June 3, 2008. The Petition seeks a ruling of the Court that the Company’s filing of the April Report does not constitute a Default under the Indenture.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.
Date: June 6, 2008	By:	/s/ Eyal Kolka
		Name:	Eyal Kolka
		Title:	Chief Financial Officer